UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ModusLink Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(6)	Amount Previously Paid:
	(7)	Form, Schedule or Registration Statement No.:
	(8)	Filing Party:
	(9)	Date Filed:

News Release

MODUSLINK TO ADJOURN ANNUAL MEETING WITH RESPECT TO PROPOSAL TO DECLASSIFY BOARD OF DIRECTORS

Over 73% of outstanding shares have voted in support of the declassification proposal, compared to 75% required for passage

ModusLink encourages all stockholders who have not voted yet to do so promptly to allow the Company to adopt this highly regarded corporate governance practice and to avoid further delay and expense

WALTHAM, Mass.—March 10, 2014—ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) announced today that it will further adjourn its 2013 Annual Meeting to allow additional time for stockholders to vote on Proposal 2. The Annual Meeting will reconvene on April 8, 2014 at 9:00 a.m. Eastern time at the offices of Olshan Frome Wolosky LLP, located at 65 East 55th Street, New York, NY 10022 for the purpose of holding a stockholder vote on Proposal 2.

Proposal 2 would eliminate the classification of the Board and provide instead for the annual election of Directors commencing with the Company’s 2014 annual meeting of stockholders, which will be held after the fiscal year ending on July 31, 2014. The proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on October 29, 2013.

As of March 10, 2014, the proposal had the support of over 73% of the Company’s outstanding shares. Under the Company’s by-laws the proposal requires support from 75% of the outstanding shares.

During the period of the adjournment, ModusLink will continue to solicit proxies from its stockholders with respect to Proposal 2. Stockholders who have already voted need not take any action on the proposal, although they may change their vote for the proposal by executing a new proxy, revoking a previously given proxy, in the manner set forth in ModusLink’s proxy statement.

ModusLink encourages all stockholders who have not yet voted on Proposal 2 to do so before April 8, 2014. If stockholders need any assistance in voting their shares, please contact our proxy solicitor, MacKenzie Partners, Inc. at 800-322-2885 or via email at proxy@mackenziepartners.com.

This information is being provided to stockholders in addition to ModusLink’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2013. Copies of ModusLink’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.moduslink.com. Please read the complete proxy statement, the accompanying materials and any additional proxy soliciting materials that ModusLink may file with the SEC carefully before you make a voting decision as they contain important information. Only stockholders who held the Company’s common stock as of the record date of October 21, 2013 are eligible to vote. ModusLink, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in ModusLink’s definitive proxy statement.

About ModusLink Global Solutions

ModusLink Global Solutions Inc. (NASDAQ: MLNK) executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software, luxury goods and retail. The Company’s operating infrastructure is supported by more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including its cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; uncertainties and volatility relating to global economic conditions, especially in the technology sector; unanticipated declines in, or failure to achieve the anticipated levels of, the demand for our clients’ products; potential strains on managerial and operational resources resulting from expanded operations; failure to realize expected benefits of restructuring and cost-cutting actions; inability to expand operations in accordance with the Company’s business strategy; insufficient cash balances that could prevent the Company from meeting business or investment goals; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; customer losses; demand variability in supply chain management clients, to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; changes in tax rates in jurisdictions where profits are determined to be earned and taxed; changes in estimates of tax credits, benefits and deductions; unfavorable resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; adverse conditions in the mergers and acquisitions or IPO markets, which could prevent liquidity for securities in the Company’s venture capital portfolio; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

Robert Joyce

781-663-5120

ir@moduslink.com